Exhibit A

Joint Filer Agreement and Power of Attorney

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any amendments thereto) with respect to the common stock, par value $0.001 per share, of Iminj, Inc. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such Schedule 13G. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Each of the undersigned hereby irrevocably constitute and appoint Troy Cichos as agent and attorney-in-fact, with full power of substitution, with respect to the power and authority on behalf of each of the undersigned to execute and file, or cause to be executed or filed, any documents required to be filed by Section 13 of the 1934 Act and to execute any documents in connection with each of the undersigned’s purchase of the securities to which the Statement on Schedule 13G relates.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date set forth below.

MADRONA MANAGING DIRECTOR FUND, LLC

Date: February 13, 2017	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA VENTURE FUND I-A, L.P.

Date: February 13, 2017	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA VENTURE FUND I-B, L.P.

Date: February 13, 2017	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

MADRONA INVESTMENT PARTNERS, LLC

Date: February 13, 2017	By:	/s/ Troy Cichos
Troy Cichos
Its Authorized Signatory

Date: February 13, 2017	/s/ Tom A. Alberg
Tom A. Alberg

[Signature Page to Joint Filer Agreement and Power of Attorney]

Date: February 13, 2017	/s/ Paul Goodrich
Paul Goodrich

Date: February 13, 2017	/s/ Matt McIlwain
Matt McIlwain

[Signature Page to Joint Filer Agreement and Power of Attorney]